UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ADT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT SUPPLEMENT

ADT Inc.

1501 Yamato Road

Boca Raton, FL 33431

To the Stockholders of ADT Inc.:

The following information relates to the Proxy Statement (the “Proxy Statement”) of ADT Inc. (the “Company”), filed on April 12, 2021 and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for the 2021 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”) to be held on May 26, 2021, at 8:30 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS PROXY STATEMENT SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Explanatory Note

This Proxy Statement Supplement (this “Supplement”) is being filed solely to supplement the disclosure under the headings “Audit Committee” beginning on page 13 of the Proxy Statement and “Executive Officers” beginning on page 19 of the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. Defined terms used but not defined in this Supplement have the meanings set forth in the Proxy Statement.

Supplement to Proxy Statement

The disclosure under the heading “Audit Committee” beginning on page 13 of the Proxy Statement is supplemented by the reconstitution of our Audit Committee that occurred on April 21, 2021. The Audit Committee is now comprised of Matthew E. Winter, continuing as Chairman, Tracey R. Griffin and Sigal Zarmi, each to serve in accordance with the organizational documents of the Company until his or her respective successor is duly appointed and qualified, or until his or her respective death, resignation or removal. Each member of the Audit Committee (a) qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended, and (b) is financially literate and has accounting and related financial management expertise, in each case, as required by Section 303A.06 of the NYSE Listed Company Manual.

The disclosure under the heading “Executive Officers” beginning on page 19 of the Proxy Statement is supplemented by (1) the announcement by the Company that James Boyce will retire from his position as President, Chief Business Development Officer of the Company, effective May 31, 2021.  Mr. Boyce will continue to consult with the Company in an advisory capacity on an as-needed basis from June 1, 2021 through December 31, 2021; and (2) updating our list of Executive Officers, including titles, and by adding the biography of Keith Holmes and restating the biographies of Jeffrey A. Likosar and Donald M. Young, as set forth below at the end of the current disclosure:

Name	Age	Title
James D. DeVries	58	President and Chief Executive Officer
Daniel M. Bresingham	49	Executive Vice President, Commercial
Keith F. Holmes	53	Executive Vice President and Chief Revenue Officer
Jeffrey A. Likosar	50	Chief Financial Officer and President, Corporate Development
David W. Smail	55	Executive Vice President, Chief Legal Officer and Secretary
Donald M. Young	56	Executive Vice President and Chief Operating Officer
Harriet K. Harty	54	Senior Vice President and Chief Administrative Officer
Zachary S. Susil	38	Vice President, Controller and Chief Accounting Officer

Keith F. Holmes Keith F. Holmes has been appointed to serve as our Executive Vice President and Chief Revenue Officer with an expected start date of May 28, 2021. Since 2020, Mr. Holmes has served as Executive Vice President, Head of Cox Business at Cox Communications, Inc. (“Cox”), where he was responsible for driving the strategic direction of the high-growth division and overseeing all financial, sales, operations, product development and marketing for business customers, including wholesale services for telecom carriers, security solutions and new business ventures. At Cox, Mr. Holmes also had the roles of Senior Vice President – Head of Residential Sales and Senior Vice President – Field Sales, since 2017 and 2014, respectively. Mr. Holmes was also a Vice President at AT&T Mobility. Mr. Holmes has spent over 30 years in the communications industry. Mr. Holmes has a Master of Business Administration from the University of Alabama at Birmingham and a bachelor’s degree from Georgia Institute of Technology.

Jeffrey A. Likosar is our Chief Financial Officer and President, Corporate Development. Previously, Mr. Likosar was our Executive Vice President, Chief Financial Officer and Treasurer from September 2016 to April 2021. Prior to joining the Company, from February 2014 to September 2016, Mr. Likosar served as CFO of Gardner Denver, a leading global provider of high-quality industrial equipment, technologies, and services to a broad and diverse customer base through a family of highly recognized brands. Mr. Likosar was responsible for all aspects of the financial function in this role. From November 2008 to February 2014, Mr. Likosar served in various capacities at Dell Inc., a privately owned multinational computer technology company, including as Chief Financial Officer, End User Computing and Operations, and Vice President of Financial Planning and Analysis and Acquisition Integration. Prior to joining Dell, Mr. Likosar spent most of his career at GE across the Appliances, Plastics, and Aviation Divisions. His roles included Chief Financial Officer of Resins (in GE’s Plastics Division) and Chief Financial Officer of Military Systems (in GE’s Aviation Division), in addition to various other roles in the Plastics and Appliances Divisions. Mr. Likosar began his career at GE Appliances as an analyst in the Financial Management Program and holds a bachelor’s degree in Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

Donald M. Young is our Executive Vice President and Chief Operating Officer. Previously, Mr. Young was our Chief Information Officer and Executive Vice President, Field Operations from December 2018 to April 2021 and was our Senior Vice President and Chief Information Officer from May 2016 to December 2018. Mr. Young served as the Chief Operating Officer and Chief Information Officer of Prime Borrower from July 2015 to May 2016, and for Protection One from June 2010 to July 2015. Mr. Young joined the alarm industry in 1988 after serving four years in the United States Air Force as a Computer Programmer Analyst. Since then, he has worked as Central Station Manager, Operations and General Manager, Corporate Director, Director of Call Center Operations, Vice President of Information Technology, Chief Information Officer and Chief Operating Officer. Mr. Young is currently President of The Monitoring Association (TMA) and past President of the Partnership for Priority Video Alarm Response (PPVAR). He is also an SSI Alarm Industry Hall of Fame member. Mr. Young holds an Associate of Science degree in Data Processing from the Community College of the Air Force and a Bachelor of Science degree in Information Technology Management from America Military University.

There are no changes to the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, or the proxy card you previously received. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy card and wish to change your vote based on any of the information contained in this Supplement, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by following the instructions in the Proxy Statement.

We look forward to your attendance in person or by proxy at our Annual Meeting.

By order of the Board of Directors,

/s/ David Smail
David Smail
Executive Vice President, Chief Legal Officer and Secretary